Exhibit 99.1
Heliogen Announces CFO Transition

Sagar Kurada Steps Down;
Alan Gahm Appointed Interim CFO and Wilda Siu Promoted to Chief Accounting Officer

PASADENA, Calif., January 12, 2024 – Heliogen, Inc. (“Heliogen” or the “Company”) (OTCQX: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced that the Company and its Chief Financial Officer, Sagar Kurada have mutually agreed for Mr. Kurada to transition out of his role, effective January 11, 2024. Mr. Kurada will support the Company during a transition period to ensure an orderly exit. The Company has initiated a formal search process for Mr. Kurada’s permanent replacement.

Alan Gahm, a veteran finance executive with over 35 years of experience, has been appointed Interim Chief Financial Officer, effective January 11, 2024. Mr. Gahm’s depth of expertise includes accounting and controllership, financial planning and analysis, operations finance, treasury, and M&A. He has held financial leadership roles in the industrial and energy sectors at companies such as Ascend Performance Materials, Koch Industries, and Shell. He previously served as Interim Chief Accounting Officer at Heliogen during the third quarter of 2022.

“I want to thank Sagar for his contributions to Heliogen during his tenure. We wish him the best in his future endeavors,” said Christie Obiaya, Chief Executive Officer of Heliogen. “I would also like to thank Alan for stepping into the Interim CFO role. I am confident Alan’s prior experience with Heliogen will support a smooth transition during our permanent CFO search, as we continue to execute on our strategic plan and growth initiatives.”

Heliogen also announced that Wilda Siu, who currently serves as the Company’s Senior Vice President, Business Systems Transformation & Financial Operations, will be promoted to the role of Chief Accounting Officer and Head of Business Systems and Information Technology, effective January 26, 2024. She will replace Kelly Rosser, who has informed the Company of her intent to resign from that role. Ms. Siu has been the Company’s Senior Vice President, Business Systems Transformation & Financial Operations, since September 2022. Prior to joining Heliogen, Ms. Siu held senior accounting and finance roles at Vizio Holding Corp. (NYSE: VZIO) – including accounting leadership through Vizio’s initial public offering, Nellson LLC and Broadcom Inc. Ms. Siu, who is a Certified Public Accountant (CPA), holds an M.B.A. in Professional Accounting from the University of Toronto and a Bachelor of Commerce in Accounting and Economics from McGill University.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “may,” “will,” “anticipate,” “intend,” “expect” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the transition of the Chief Financial Officer position. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii)

the delisting of our common stock on the New York Stock Exchange; (iii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iv) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; (x) unexpected adjustments and cancellations related to our backlog; and (xi) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and September 30, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investor Contact:
Louis Baltimore
VP, Strategic Finance & Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Longacre Square Partners
Joe Germani / Miller Winston
heliogen@longacresquare.com